UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 24, 2001

                       The Cyber Group Network Corporation
               (Exact name of Registrant as specified in charter)


         Nevada                     0-28153                33-0901534
(State or other jurisdiction      (Commission           (I.R.S. Employer
     of incorporation)            File Number)           Identification)


720 E. Carnegie Drive, Suite 200, San Bernardino, CA                    92408
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:               (909) 890-9769


ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS

     (a) On July 9, 2001, The registrant entered into a Stock Purchase Agreement to purchase 100% ownership of WMD Holdings Group, Inc., a California corporation doing business as Creative Advertising and Marketing ("WMD"). WMD is an advertising and marketing firm, which handles advertising accounts for companies in the Inland Empire region of Southern California. Assets held by WMD include a recording studio, along with office and recording equipment. The purchase price for 100% of the issued and outstanding stock of WMD is 162,500,000 shares of common stock of the registrant. Of those shares, 62,500,000 shall be held in escrow for one (1) year from the date of the Stock Purchase Agreement, and the balance shall be issued out on a monthly basis over a 12-month period based on stock price. The shares of WMD acquired by the registrant were acquired from Warren Scheibe, Michael Donlon, Francis Donlon, and Jeffrey Scheibe. Warren Scheibe is a holder of record of 660,000 shares of the registrant. None of the other shareholders of WMD are affiliated in any way with the registrant.

     (b) The assets of WMD were used to promote its advertising and marketing business. The registrant intends on continuing the same uses of the assets obtained in this transaction.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

(a)     Stock  Purchase  Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 24, 2001


                                    The  Cyber  Group  Network  Corporation


                                    By:
                                       --------------------------------------
                                    Gregory Evans, Chief Executive Officer

                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (together with the schedules attached hereto, this "Agreement") dated as of July 9, 2001, by and among The Cyber Group Network Corporation, a Nevada corporation ("Buyer"), on the one hand, and WMD Holding Group, Inc., a California corporation d/b/a Creative Advertising & Marketing (the "Company") and each of the shareholders of the Company whose names are set forth on the signature pages hereto (each, a "Shareholder," and, together, the "Shareholders"), on the other hand:

                              W I T N E S S E T H:

     WHEREAS, Buyer desires to purchase from the Shareholders and the Shareholders desire to sell to Buyer, all of the issued and outstanding shares (the "Shares") of capital stock of the Company, in exchange for shares of Buyer's common stock; and

     WHEREAS, the parties desire to enter into this Agreement to set forth their mutual agreements concerning the above matter;

     NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed by and among the parties hereto as follows:

                                   ARTICLE 1.

                      SALE AND TRANSFER OF SHARES; CLOSING

     1.1.     Sale  of  Shares.  Subject  to  the  terms  and conditions of this
              ----------------
Agreement, and in reliance upon the representations, warranties, covenants and agreements contained herein, at the closing of the transactions contemplated hereby (the "Closing"), the Shareholders will sell, convey, assign and transfer the Shares to Buyer, and Buyer will purchase the Shares from the Shareholders. The Shares shall be free and clear of any claims or Encumbrances (as defined in Section 2.6).

1.2.     Consideration.  In  consideration  of the sale, transfer and assignment
         -------------
to  Buyer of the Shares, at the Closing Buyer shall deliver to the Shareholders:

          (a) duly executed certificates representing an aggregate of 100,000,000 shares of the common stock of Buyer (the "Non-Escrow Shares") as set forth on the attached Schedule 1.2 (a); and

          (b) duly executed certificates representing an aggregate of 62,500,000 shares of the common stock of Buyer (the "Escrow Shares" and together with the Non-Escrow Shares, the "Buyer Shares"), to be held and disposed of by Thomas C. Cook and Associates, as escrow agent (the "Escrow Agent"), as provided in the


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
Escrow Agreement, as set forth on the attached Schedule 1.2 (b). The aggregate consideration set forth in paragraphs (a) and (b) above is referred to herein as the "Purchase Price."

     1.3.     The  Closing.  The  Closing  will take place at the offices of The
              ------------
Buyer  at  10:00  a.m.  (local  time)  on  the  date  hereof.

     1.4.     Closing  Obligations.  At  the  Closing:
              --------------------

          (a)  The  Shareholders  will  deliver  to  Buyer:

               (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to Buyer;

               (ii) a registration rights agreement in the form of Exhibit A, executed by each of the Shareholders (the "Registration Rights Agreement").

          (b)  Buyer  will  deliver  to  the  Shareholders:

               (i)  certificates  representing  the  Non-Escrow  Shares;

               (ii)  the  Registration  Rights Agreement, executed by Buyer; and

          (c) Buyer and the Shareholders will enter into an escrow agreement in the form of Exhibit B (the "Escrow Agreement") with the Escrow Agent and Buyer shall deliver certificates representing the Escrow Shares to the Escrow Agent.

                                   ARTICLE 2.

       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS

     To induce Buyer to execute, deliver and perform this Agreement, and in acknowledgement of Buyer's reliance on the following representations and warranties, the Company and the Shareholders hereby jointly and severally represent and warrant to Buyer as follows as of the date hereof:

     2.1.     Organization;  Capitalization.  The  Company is a corporation duly
              -----------------------------
organized, validly existing and in good standing under the laws of the state of California, with the power and authority to conduct its business as it is now being conducted and to own and lease its properties and assets. Each
Shareholder's state of residence is as set forth on Schedule 2.1. The authorized capital stock of the Company consists of 1,000 shares of common stock, of which only the shares owned by the Shareholders are issued and outstanding. The Shareholders are the legal and beneficial owners and holders of the Shares, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrances appears upon any certificate representing equity securities of the Company. There are no other shares of capital stock of the Company issued or outstanding. The Company's outstanding common stock has been duly and validly issued and is fully paid and nonassessable. There are not outstanding any warrants, options or other rights to acquire any of the Company's capital stock. The Company's assets do not include any capital stock of, or any other equity interest in, or securities convertible into or exchangeable for any capital stock or other equity interest in, any person, or any direct or indirect equity or ownership interest in any other business.

     2.2.     Power  and  Authority.  The  Company and the Shareholders have the
              ---------------------
power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by them in connection with the transactions contemplated hereby, and the Company and the Shareholders have taken all necessary action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby. This Agreement is, and the other agreements and instruments to be executed and delivered by the Shareholders and/or the Company in connection with the transactions contemplated hereby, when such other agreements and instruments are executed and delivered, shall be, the valid and legally binding obligations of the Shareholders and/or the Company, as the case may be, enforceable against the Shareholders and/or the Company in accordance with their respective terms.

     2.3.     No Conflict.  Neither the execution and delivery of this Agreement
              -----------
and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby, nor the consummation of the transactions contemplated hereby, will violate or conflict with: (a) any foreign, Federal, state, or local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment or decree applicable to the Shareholders and/or the Company; (b) any provision of any charter, bylaw or other governing or organizational instrument or agreement of the Company; or (c) any mortgage, indenture, license, instrument, trust, contract, agreement, or other commitment or arrangement to which the Shareholders and/or the Company are parties or by which the Shareholders and/or the Company are bound.

     2.4.     Required  Government  Consents,  Filings,  etc.   No  approval,
              ----------------------------------------------
authorization, certification, consent, variance, permission, license, or permit to or from, or notice, filing, or recording to or with, foreign, Federal, state, or local governmental authorities is necessary for: (a) the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered by the Shareholders and/or the Company in connection with the transactions contemplated hereby, or the consummation by the Shareholders and/or the Company of the transactions contemplated hereby; or (b) the ownership by Buyer of the Shares.

     2.5.     Other  Required  Consents,  Filings,  etc.  No  approval,
              -----------------------------------------
authorization, consent, permission, or waiver to or from, or notice, filing, or recording to or with, any person is necessary for: (a) the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby by the Shareholders and/or the Company, or the consummation by the Shareholders and/or the Company of the transactions contemplated hereby; or (b) the ownership by Buyer of the Shares.

     2.6.     Title to Assets.  The Company has good and marketable title to all
              ----------------
of its assets, free and clear of any claims or Encumbrances. "Encumbrance" means any mortgage, charge (whether fixed or floating), security interest, pledge, right of first refusal, lien (including any unpaid vendor's lien), option, hypothecation, title retention or conditional sale agreement, lease, option, restriction as to transfer or possession, or subordination to any right of any other person.

     2.7.     Financial  Statements.  The  Company  and  the  Shareholders  have
              ---------------------
provided the following financial statements (the "Financial Statements") with respect to the Company from Arrowhead Credit Union. The Financial Statements are true and correct in every material respect and properly reflect all assets and liabilities of the Company as then in existence. The Financial Statements fairly present the results of operations and the financial position of the Company as of the dates thereof and the periods then ended.

     2.8.     Condition  and  Sufficiency of Assets.  The equipment contained in
              -------------------------------------
the Company's assets is structurally sound, in good operating condition and repair, and adequate for the uses to which it is being put, and none of such equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Company's assets are sufficient for the continued conduct of the Company's business after the Closing in the same manner as conducted prior to the Closing. The Company's assets are the only assets owned directly or indirectly by the Shareholders or any of their affiliates, which are used in or relate to the conduct of the Company's business.

     2.9.     Real  Property.  Schedule  2.9  sets forth a complete and accurate
              --------------
list of all real property, leaseholds or other interests thereon owned by the Company (the "Real Property"). The Real Property includes all interests, whether freehold or leasehold, in real estate, buildings and improvements thereon, and easements, rights of way and other rights appurtenant thereto, held by the Company or otherwise used in its business. The Company has good and marketable title to all of the Real Property, free and clear of any claims or Encumbrances.

     2.10.     Tangible  Personal Property.  Schedule 2.10 sets forth a complete
               ---------------------------
and accurate list of all (a) inventory, (b) equipment and machinery, (c) office furniture, fixtures, computers and other office equipment and supplies, and (d) all other tangible personal property, used in the conduct of the Company's business as now conducted. Except as stated on Schedule 2.10, no tangible personal property used by the Company in connection with its business is held under any lease, security agreement, conditional sales contract or other title retention or security arrangement, or is located elsewhere than at the Company's offices at 21900 Barton Road, #110, Grand Terrance, California.

     2.11.     Accounts  Receivable.  The  Company's accounts receivable (all of
               --------------------
which are listed on Schedule 2.11) represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. The Company's accounts receivable are current and collectible, net of the respective reserves shown on Schedule 2.11, which reserves are adequate and calculated consistent with past practice. Subject to such reserves, each of the accounts receivable will be collected in full, without any set-off, within 90 days after the day on which it first becomes due and payable. There is no contest, claim or right of set-off under any agreement with any obligor of an account receivable relating to the amount or validity of such account receivable.

     2.12.     Insurance.
               ---------

          (a) Schedule 2.12 sets forth (i) a true and complete list and description of all insurance policies, other insurance arrangements and other contracts or arrangements for the transfer or sharing of insurance risks by the Company in force on the date hereof, together with a statement of the aggregate amount of claims paid out, and claims pending, under each such insurance policy or other arrangement through the date hereof; and (ii) a description of such risks which the Company, or its officers, have designated as being self-insured.

          (b) The Company has policies of insurance of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of the Company. All such policies are in full force and effect, all premiums due thereon have been paid and the Company is otherwise in compliance in all respects with the terms and provisions of such policies. Furthermore,

               (i) the Company has not received any notice of cancellation or non-renewal of any such policy or arrangement nor is the termination of any such policy or arrangement threatened;

               (ii) there is no claim pending under any such policy or arrangement as to which coverage has been questioned, denied or disputed by the underwriter(s) of such policy or arrangement;

               (iii) the Company has not received any notice from any of its insurance carriers that any insurance premiums will be increased in the future or that any insurance coverage presently provided for will not be available to the Company in the future on substantially the same terms as now in effect; and

               (iv) none of such policies or arrangements provides for any retrospective premium adjustment, experienced-based liability or loss sharing arrangement.

     2.13.     Intellectual  Property.
               ----------------------

          (a) The Company owns or has the valid right to use all of the Intellectual Property used in its business as currently conducted or as presently contemplated to be conducted, all of which is listed on Schedule 2.13. The term "Intellectual Property" includes all patents and patent applications, trademarks, service marks, and trademark or service mark registrations and applications, trade names, logos, designs, domain names, web sites, slogans and general intangibles of like nature, together with all goodwill relating to the foregoing, copyrights, copyright registrations, renewals and applications, Software (as defined in Schedule 2.13(h)), databases, technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models and methodologies, drawings, specifications, plans, proposals, financing and marketing plans, advertiser, customer and supplier lists and all other information relating to advertisers, customers and suppliers (whether or not reduced to writing), licenses, agreements and all other proprietary rights, which relate to the Company's business;

          (b) The Intellectual Property owned or used by the Company is free and clear of all claims or Encumbrances, except as specifically identified in
Schedule 2.13(b). The Company is listed in the appropriate foreign, United States, or state agency as the sole owner of record for each application and registration listed in Schedule 2.13. The Company is the registered owner of the domain name "www.camagency.com," and has a currently valid registration of such domain name with Network Solutions, Inc. or InterNIC ("NSI"). The registration and renewal fees charged by NSI for such domain name are paid at least through April 2002.

          (c) The registrations listed on Schedule 2.13 are valid and subsisting, in full force and effect, and have not been cancelled, expired, or abandoned. There is no pending or threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against such registrations or against any Intellectual Property licensed to the Company pursuant to the License Agreements (as defined in the next paragraph).

          (d) Schedule 2.13(d) sets forth a complete and accurate list of all agreements pertaining to the use of, or granting any right to use or practice any rights under, any Intellectual Property, whether the Company is the licensee or licensor thereunder, and whether written or oral, express or implied, any written settlements or consents relating to any Intellectual Property and covenants not to sue (collectively, the "License Agreements"), indicating for each the title, the parties, date executed, and the Intellectual Property covered thereby. Except as set forth in Schedule 2.13(d), there are no settlements, consents, judgments, or orders or other agreements which restrict any of the Company's rights to use any Intellectual Property or which permit third parties to use any Intellectual Property which would otherwise infringe any of the Company's Intellectual Property.

          (e) The Company takes and has taken reasonable measures to protect the confidentiality of its trade secrets, know-how or other confidential information material to its business as currently operated or planned to be operated (together, "Trade Secrets"). No Trade Secret has been disclosed or authorized to be disclosed to any third party, including any employee, agent, contractor or other person, other than pursuant to a written non-disclosure agreement that adequately protects the Company's proprietary interests in and to such Trade Secrets. To the best of the Company's and the Shareholders' knowledge, no party to any non-disclosure agreement relating to any Trade Secrets is in breach thereof.

          (f) The conduct of the Company's business as currently conducted or planned to be conducted does not infringe upon (either directly or indirectly) any Intellectual Property owned or controlled by any third party. There are no claims or suits pending or threatened, and neither the Company nor the Shareholders have received any notice of a third party claim or suit (i) alleging that any of the Company's activities or the conduct of its business has infringed upon or constitutes the unauthorized use of the Intellectual Property rights of any third party, or (ii) challenging the ownership, use, validity or enforceability of any Intellectual Property.

          (g) To the best of the Company's and Shareholders' knowledge, no third party is misappropriating, infringing, diluting, or violating any Intellectual Property owned by or licensed to the Company, and no such claims are pending against a third party by the Company.

          (h) Schedule 2.13(h) lists all material computer programs and computer databases, other than off-the-shelf applications, which are owned, licensed, leased or otherwise used by the Company, including any Software, other than off-the-shelf applications, currently or previously, or contemplated to be, licensed, sublicensed or sold to or by the Company, and identifies which is owned, licensed, leased, or otherwise used, as the case may be. "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) computer databases and computer compilations, including any and all data and collections of data, whether machine readable or otherwise,
(iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (iv) the Company's domain name and the technology supporting and content contained on the respective Internet site(s), and (v) all documentation, including user manuals and training materials, relating to any of the foregoing.

          (i) Each item of Software listed in Schedule 2.13(h) is either (i) owned by the Company, (ii) currently in the public domain or otherwise available to the Company without the license, lease or consent of any third party, or
(iii) used under rights granted to the Company pursuant to a written agreement, license or lease from a third party, which written agreement, license or lease is listed in Schedule 2.13(i). The Company's use of the Software set forth in
Schedule 2.13(h) does not violate the rights of any third party. With respect to the Software set forth in Schedule 2.13(h) which the Company purports to own, such Software was either developed by (x) employees of the Company within the scope of their employment; or (y) independent contractors who have assigned their rights to the Company pursuant to written agreements.

     2.14.     Compliance  with  Rules;  Environmental  Matters.
               ------------------------------------------------

          (a) Except as disclosed on Schedule 2.14, the Company and the Shareholders at all times have been and are currently in compliance with all Rules applicable to the Company and/or its business. "Rule," means any law, statute, rule, regulation, order, court decision, judgment or decree of any foreign, Federal, state, territorial, provincial or municipal authority. Without limiting the generality of the foregoing, the Company and/or the Shareholders
(i) have not received notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability arising from or in connection with (A) any noncompliance with or violation of the requirements of any applicable foreign, Federal, state or local environmental or health and safety statutes and regulations; or (B) the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment; (ii) do not have any threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment; (iii) have not received notice or otherwise learned of any foreign, Federal, state or local investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste, substance or constituent or other substance into the environment for which the Shareholders, the Company and/or Buyer may be liable; (iv) have not received notice that the Company is or may be liable to any person under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. Section 9601 et seq. or any analogous state or foreign law; and (v) have not received notice or otherwise know of any change, whether or not yet effective, or impending change, in any Rule which might reasonably result in any of the foregoing in the foreseeable future.

          (b) The Company and the Shareholders are in full compliance with, and have obtained all Permits and other authorizations relating to the Company, which are required by any Rule, including, the environmental safety laws, which has been enacted to the date of this Agreement. All such Permits held by the Company and/or the Shareholders are listed on Schedule 2.14. No governmental proceeding is pending or threatened to cancel, amend, modify or fail to renew any such Permit. "Permit" includes any approval, authorization, concession, grant, certificate of convenience and necessity, qualification, consent, franchise, license, security clearance, easement, order or other permit issued or granted by any governmental entity.

          (c) The Company is in material compliance with the financial responsibility requirements of Federal, state and foreign environmental laws, if applicable, including those contained in 40 C.F.R., Parts 264 and 265, Subps. H, and any state or foreign law equivalent, and those promulgated pursuant to 42 U.S.C. 699lb(c)(6) and any state or foreign law equivalent.

          (d) The Company and/or the Shareholders have not filed any notice under any Rule or requirement of a court or other governmental entity (i) indicating past or present treatment, storage or disposal by the Company or on properties currently or previously owned, leased or directly or indirectly used by the Company of a "hazardous waste," as that term is defined under 40 C.F.R.
Part 261 or any state or foreign equivalent; or (ii) reporting a release by the Company or on such properties of any toxic or hazardous waste, substance or constituent or other substance into the environment.

          (e) The Company and the Shareholders have complied with all requirements of the Occupational Safety and Health Act and state and foreign law equivalents, and regulations promulgated under such legislation, and with all orders, judgments, and decrees of any tribunal pursuant to such legislation applicable to the Company.

          (f) The Company and/or the Shareholders are not currently in violation of any environmental or safety laws nor have the Company and/or the Shareholders received any notice of any current non-compliance therewith. There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice, investigation or proceeding pending or threatened against the Company and/or the Shareholders relating in any way to environmental and safety laws. No Environmental Protection Agency lien has been placed on any property of the Company as a result of any violation of the environmental and safety laws.

          (g) None of the Company's assets contains asbestos-containing material. No property of the Company contains any polychlorinated biphenyl dielectric fluid, radon, urea-formaldehyde or polyurethane foam insulation or is contaminated with any hazardous or toxic substance, hazardous constituent, oil or pollutant or other hazardous material regardless of whether its presence originated prior to ownership or operation by the Company or was caused wholly or partially by outside sources such as migration from another property or a spill by a carrier, supplier, customer or tenant.

          (h) The Company and/or the Shareholders have not incurred any liability, existing or inchoate, for any releases or off-site disposal of any hazardous material, hazardous waste, substances or constituents or of oil or pollutants and the Company and/or the Shareholders have not received any notice that the Company and/or the Shareholders have been or may be named as a party potentially responsible for any such release or off-site disposal.

          (i) The Company and the Shareholders are in compliance with all occupational; safety and health standards required by the environmental and safety laws and have not received notice of any work-related chronic illness or injury among the Company's employees.

          (j) No hazardous materials or waste generated by the Company must be disposed of via a licensed waste hauler.

          (k) To the best of the Company's and the Shareholders' knowledge, none of the products, raw materials, components, intermediates, by-products or other substances used by the Company is the subject of any study, investigation or proceeding conducted or sponsored by any governmental entity under the environmental and safety laws.

          (l) None of the business or operations of the Company is located or performed in any tidal or freshwater wetlands area as defined in any of the environmental and safety laws.

     2.15.     Tax  Matters.
               ------------

          (a) The Company and the Shareholders have filed or caused to be filed all tax returns required to be filed pertaining to the Company. All such tax returns were correct and complete in all respects. All taxes owed by the Company and/or the Shareholders pertaining to the Company, its business or its assets (whether or not shown on any tax return) have been paid. The Company and/or the Shareholders are not beneficiaries of any extension of time within which to file any tax return. No claim has ever been made by an authority in a jurisdiction where the Company and/or the Shareholders do not file tax returns that the Company and/or the Shareholders are or may be subject to taxation by that jurisdiction. There are no claims or Encumbrances on any of the Company's assets that arose in connection with any failure (or alleged failure) to pay any tax.

          (b) The Company has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, or third party.

          (c) The Company and the Shareholders do not expect any authority to assess any additional taxes for any period for which tax returns have been filed. There is no dispute or claim concerning any tax liability of the Company either (A) claimed or raised by any authority in writing or (B) as to which the Company and/or the Shareholders (or employees responsible for tax matters) have knowledge. The Company and/or the Shareholders have delivered to Buyer correct and complete copies of all tax returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company for all tax years from the Company's inception to the date hereof.

          (d) The Company and/or the Shareholders have not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency relating to the Company.

     2.16.     Contracts.
               ---------

          (a) Schedule 2.16 set forth a list of all contracts, commitments, agreements, promises, leases, arrangements, understandings and licenses (whether written or oral, express or implied) to which the Company is a party (the "Contracts"). Each of the Contracts is in full force and effect and enforceable in accordance with its terms. Except as set forth in Schedule 2.16(a), there exists no event of default or occurrence, condition or act on the part of the Company and/or the Shareholders or, to the best knowledge of the Company and the Shareholders, on the part of any other party to any Contract, which constitutes or would constitute (with or without notice or lapse of time or both) a breach of or default under any of the Contracts, or cause or permit acceleration of any obligation of the Company or any other party. There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any amounts paid or payable to the Company under any Contract with any person having the contractual or statutory right to demand or require such renegotiation and no such person has made written demand for such renegotiation.

          (b) Except as set forth in Schedule 2.16(b), no consent of any other party to any Contract is required in order for any Contract to remain in full force and effect following the consummation of the transactions contemplated by this Agreement.

          (c) The Company and/or the Shareholders are not a party to any agreement that limits the freedom of the Company and/or the Shareholders to compete in any line of business in which the Company currently operates or with any person.

     2.17.     Employee  Matters.
               -----------------

          (a) Schedule 2.17(a) sets forth (i) a list of all individuals employed by the Company and all independent contractors, consultants and agents employed by or retained by the Company; and (ii) all agreements (written or oral, express or implied) concerning any current or former employee, officer, director or consultant of the Company. Except as set forth on Schedule 2.17(a), all of the Company's employees are "at-will" employees and may be terminated by the Company at any time without liability to the Company.

          (b) Schedule 2.17(b) accurately lists all bonus, deferred compensation, pension, retirement, profit-sharing, deferred profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance agreements (written or oral, express or implied), other material employee benefit plans and applicable "change of control" or similar provisions in any plans, agreements and arrangements that cover current employees of the Company (the "Compensation and Benefit Plans"). The Compensation and Benefit Plans and all other benefit plans, agreements and arrangements (whether funded or unfunded, foreign or domestic, registered or unregistered) covering current employees of the Company (collectively, "Employees"), including "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1976 ("ERISA"), are disclosed on Schedule 2.17(b). True and complete copies of all Compensation and Benefit Plans and such other benefit plans, agreements and arrangements, including any trust instruments and insurance contracts, if any, forming a part of such plans, contracts and arrangements, and all amendments thereto, all funding or actuarial reports or valuations and all summary plan descriptions required by ERISA concerning the Compensation and Benefit Plans that affect the Employees or their dependents, have been made available to Buyer. Buyer has been given a statement of the employer and employee contribution rates to all of the Compensation and Benefit Plans. The documents relating to the Compensation and Benefit Plans that have been disclosed to Buyer contain full particulars of all of the benefits provided by, and the terms of, the Compensation and Benefit Plans.

          (c) All employee benefit plans, other than "multi-employer plans" within the meaning of Section 3(37) or 4001(a)(3) of ERISA, covering Employees (the "Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. There is no pending or threatened Litigation (as defined in Section 2.19) relating to the Plans. The Company has not engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) or ERISA in an amount, which would be material.

          (d) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or an affiliate with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of
Section 4001(a)(15) of ERISA, currently or formerly maintained by the Company or an affiliate, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). The Company has not incurred and does not expect to incur any withdrawal liability with respect to a multi-employer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate).

          (e) All contributions required to be made under the terms of any Compensation and Benefit Plan have been timely made. Neither any Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the

Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. The Company has not provided, nor is it required to provide, security to any Plan or to any single-employer plan of an ERISA Affiliate pursuant to
Section  401(a)(29)  of  the  Code.

          (f) No collective bargaining (or similar) agreement covers any Employee, and no union organizing effort has been initiated or is in prospect relative to any part of the Company's business. Except as disclosed on Schedule 2.17(f), since the Company's inception: (i) no attempt to organize any group or all of the persons employed by the Company has been made; (ii) there currently is not, and there has not been, any labor strike, dispute, lockout, slowdown or stoppage against the Company, and none of the foregoing in the past was or is threatened; (iii) the Company is in compliance in all material respects with all laws respecting employment and employment practices, terms and conditions of employment and wages and hours pertaining to persons currently or formerly employed by the Company, including applicable requirements of the Immigration and Nationality Act of 1952, as amended by the Immigration Reform and Control Act of 1986, and regulations promulgated thereunder; (iv) no unfair labor practice charge, complaint or lawsuit involving the Company or persons currently or formerly employed by the Company is pending or threatened to be filed; (v) no charge, complaint or grievance relating to persons currently or formerly employed by the Company is pending before the U.S. Equal Employment Opportunity Commission or any other foreign, Federal, state or local government entity or threatened before any such entity; and (vi) no agreement would restrict Buyer from relocating, closing or terminating any operations or facilities of the Company, or terminating Employees or reducing the workforce of the Company.

     2.18.     Advertisers, Suppliers and Customers.  Schedule 2.18 sets forth a
               ------------------------------------
list of all of the Company's advertisers, suppliers and customers during the period from inception to the date of this Agreement. There has not been any material adverse change in the relations of the Company, or any controversies, with any such advertiser, supplier or customer, and the Shareholders and/or the Company have not received notice, nor do the Shareholders and/or the Company have reason to believe, that any such advertiser, supplier or customer is contemplating terminating or materially reducing its relationship with the Company, including as a result of the consummation of the transactions contemplated hereby.

     2.19.     Litigation.  Except  as  disclosed  on Schedule 2.19, there is no
               ----------
legal, administrative or other action, claim, proceeding or governmental investigation, domestic or foreign ("Litigation"), pending or threatened against the Company and/or the Shareholders relating to the Company, its business or its assets, or that challenges or reviews the execution, delivery or performance of this Agreement by the Company and/or the Shareholders or of the consummation of the transactions contemplated hereby, or that seeks to enjoin or obtain damages in respect of the consummation of any of the transactions contemplated hereby. The Company and/or the Shareholders are not parties to, and are not bound by, any order or any ruling or award of any other person that has resulted in or could reasonably be expected to result in, individually or in the aggregate, a material adverse effect on the Company or which could reasonably be expected to materially adversely affect the consummation of the transactions contemplated hereby.

     2.20.     Conduct  of  Business.
               ---------------------

          (a)     Ordinary Course of Business: No Removal or Disposal of Assets.
                  -------------------------------------------------------------
Since its inception, the Company has operated its business in the ordinary course, and has not removed or disposed of any assets except in the ordinary course.

          (b)     No  Material  Adverse  Change.  Since the Company's inception,
                  -----------------------------
there has been no material adverse change in the Company's assets or in the financial condition, operations, or prospects of its business.

          (c)     Absence of Particular Events. Since its inception, the Company
                  ----------------------------
has not: (i) suffered any damage or destruction adversely affecting its business or involving any of the assets used in its business; (ii) incurred any liability or obligation other than in the ordinary course; (iii) made any change or alteration in the manner of keeping the books, accounts or records of its business or in the accounting practices therein reflected; (iv) paid, loaned, or advanced any monetary amount or other asset to, or sold, transferred, or leased any asset to, any employee except for normal compensation involving salary and benefits; (v) received any notice of or become aware of any loss of any one or more advertisers, customers, representing 3% or more of the annualized revenue of its business for the period from inception to the date hereof; (vi) entered into or engaged in any transaction in respect of its business other than on commercially reasonable terms determined on the basis of the facts existing at the time such transaction was entered into or engaged in; or (vii) agreed to take or allow any of the foregoing actions described in this Section 2.20(c).

          (d)     Absence of Joint Ventures, etc.  The  Company  is not, and has
                  ------------------------------
never been, a party to any joint venture or other similar agreement or arrangement.

     2.21.     Broker's  or  Finder's Fees.  The Company and/or the Shareholders
               ---------------------------
have not authorized any person to act as broker or finder or in any other similar capacity in connection with the transactions contemplated by this Agreement.

     2.22.     No  Undisclosed Liabilities.  The Company and/or the Shareholders
               ---------------------------
have no liabilities, indebtedness or other obligations of any nature relating to the Company (whether known or unknown and whether absolute, accrued, contingent, or otherwise), including any obligations relating to unfulfilled contracts of the Company.

     2.23.     Unregistered  Stock.  Each  of  the  Shareholders understands and
               -------------------
acknowledges that (i) the Buyer Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and are therefore restricted securities; (ii) the Buyer Shares may not be sold or transferred unless they are registered under the Securities Act or an exemption from such registration is available; and (iii) a legend to that effect will be placed on the certificates representing the Buyer Shares.

     2.24.     Investor  Representations.  Each of the Shareholders warrants and
               -------------------------
represents that (i) he or she is an accredited investor as defined in Regulation D under the Securities Act; (ii) he or she is acquiring the Buyer Shares for his or her own account for investment and not with a view to the distribution thereof except in compliance with the Securities Act or an exemption available thereunder; and (iii) he or she has been granted the opportunity to investigate the business and affairs of Buyer and to ask questions of its officers and employees, and has availed himself or herself of such opportunity.

     2.25.     Disclosure.  No  representation,  warranty,  or statement made by
               ----------
the Company and/or the Shareholders in this Agreement or in any document or certificate furnished or to be furnished to Buyer pursuant to this Agreement contains or will contain any untrue statement or omits or will omit to state any fact necessary to make the statements contained herein or therein not misleading. The Company and the Shareholders have disclosed to Buyer all facts known or reasonably available to the Company and/or the Shareholders that are material to the financial condition, operation, or prospects of the Company, its business and/or its assets.

                                   ARTICLE 3.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     To induce the Company and the Shareholders to execute, deliver and perform this Agreement, and in acknowledgement of the Company's and the Shareholders' reliance on the following representations and warranties, Buyer hereby represents and warrants to the Company and the Shareholders as follows as of the date hereof:

     3.1.     Organization.  Buyer  is  a corporation duly incorporated, validly
              ------------
existing and in good standing under the laws of the State of Nevada with the power and authority to conduct its business as it is now being conducted and to own and lease its properties and assets.

     3.2.     Power  and  Authority.  Buyer  has  the  power  and  authority  to
              ---------------------
execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby, and Buyer has taken all necessary action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby. This Agreement is, and, when such other agreements and instruments are executed and delivered, the other agreements and instruments to be executed and delivered by Buyer in connection with the transactions contemplated hereby shall be, the valid and legally binding obligations of Buyer, enforceable in accordance with their respective terms.

     3.3.     Broker's or Finder's Fees.  Buyer has not authorized any person to
              -------------------------
act as broker, finder, or in any other similar capacity in connection with the transactions contemplated by this Agreement.

     3.4.     No  Conflict.  Neither the execution and delivery by Buyer of this
              ------------
Agreement and of the other agreements and instruments to be executed and delivered by Buyer in connection with the transactions contemplated hereby, nor the consummation by Buyer of the transactions contemplated hereby, will violate or conflict with: (a) any foreign, Federal, state, or local law, regulation, ordinance, governmental restriction, order, judgment or decree applicable to Buyer; or (b) any provision of any charter, bylaw, or other governing or organizational instrument of Buyer.

     3.5.     Validity of Issuance.  The Buyer Shares, when issued in accordance
              --------------------
with the terms hereof, will be duly and validly issued, fully paid and nonassessable.

                                   ARTICLE 4.

            COVENANTS OF THE SHAREHOLDERS AND BUYER FOLLOWING CLOSING

     4.1.     Cooperation.  The  Shareholders  and  Buyer  shall cooperate fully
              -----------
with each other and their respective employees, legal counsel, accountants and other representatives and advisers in connection with the steps required to be taken as part of their respective obligations under this Agreement; and each of them shall, at any time and from time to time after the Closing, upon the request of the other, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, receipts, acknowledgments, acceptances and assurances as may be reasonably required (without incurring unreimbursed expense) to satisfy and perform the obligations of such party hereunder, and to allow the Company to operate its business after the Closing in the manner in which it was operated before the Closing. In this regard, without limiting the generality of the foregoing, the Shareholders shall make such introductions to advertisers, licensors, suppliers and other persons with which the Company has relations as are reasonably requested by Buyer, and shall otherwise cooperate with Buyer, in order to preserve intact such relationships following the Closing.

     4.2.     No  Public  Announcements.  Without  the  prior written consent of
              -------------------------
Buyer, the Shareholders shall not make any press release or other public disclosure, or make any statement to any other person with regard to the transactions contemplated by this Agreement.

     4.3.     Non-Competition,  Non-Solicitation  Covenants,  etc.
              ----------------------------------------------------

          (a) Each Shareholder hereby agrees that for a period commencing on the date hereof and ending on the three year anniversary of the date hereof (the "Restricted Period"), except as required by such Shareholder's employment with the Company or Buyer following the Closing (to the extent that such Shareholder is employed by the Company or Buyer following the Closing), he or she shall not, directly or indirectly, as agent, consultant, stockholder, partner or in any other capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls, any venture or enterprise that directly or indirectly competes with or engages in the Company's business in any county or counties, city or cities, or part thereof, provided, however , that nothing
                                                --------  -------
contained herein shall be construed to prevent such Shareholder from investing in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market, but only if he or she is not involved in the business of said corporation and if he or she and his or her affiliates collectively do not own more than an aggregate of 5% of the stock of such corporation.

          (b) Without limiting the generality of the provisions of Section 4.4(a) above, each Shareholder hereby agrees that during the Restricted Period, he or she will not interfere with or disrupt or attempt to disrupt the business relationship with advertisers, suppliers or customers or hire or solicit to hire any of the employees of the Company or any of its affiliates to leave the employment of the Company or any of its affiliates.

          (c)  Each  Shareholder  agrees  that  the  covenants set forth in this
Section 4.4 are reasonable and necessary for the protection of Buyer. Furthermore, each Shareholder specifically agrees that the worldwide restriction on engaging in the Company's business, which is set, forth in this Section 4.4 is reasonable and necessary for the protection of Buyer.

     4.4.     Further  Assurances.  Subject  to the terms and conditions of this
              -------------------
Agreement, each party agrees to use all of its reasonable efforts to take, or cause to be taken, all actions and to do or cause to be done, all things necessary and proper or advisable to consummate and make effective the transactions contemplated by this Agreement (including the execution and delivery of such further instruments and documents as the other party may reasonably request).

     4.5.     Nondisclosure of Proprietary Data.  The Shareholders shall hold in
              ---------------------------------
a fiduciary capacity for the benefit of Buyer all secret or confidential information, knowledge or data relating to the Company and/or Buyer or any of their affiliated companies, and their respective businesses, which shall not be or become public knowledge. The Shareholders shall not, without the prior written consent of Buyer, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and/or Buyer and those designated by Buyer in writing. Furthermore, upon demand by Buyer, the Shareholders will promptly deliver to Buyer all books, memoranda, records and written data of every kind relating to the business and affairs of the Company and/or Buyer that may then be in the Shareholders' personal possession.

     4.6.     Funds  Received  After Closing.  Any and all funds received by the
              ------------------------------
Shareholders after the Closing in respect of the Company shall be promptly remitted to Buyer upon receipt.

                                   ARTICLE 5.

                           SURVIVAL; INDEMNITY; ESCROW

     5.1.     Survival  of  Representations,  Warranties,  etc.  The
              ------------------------------------------------
representations, warranties and covenants given by the Shareholders to Buyer or by Buyer to the Shareholders in this Agreement shall survive for a period of 36 months following the Closing.

     5.2.     Indemnification  by  the  Shareholders.  The  Shareholders  shall
              --------------------------------------
jointly and severally indemnify, defend, and hold harmless Buyer, and Buyer's representatives, stockholders, controlling persons and affiliates, at, and at any time after, the Closing, from and against any and all demands, claims, actions, or causes of action, assessments, losses, damages (including incidental and consequential damages), liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and Litigation (as defined in Section 2.19), and settlement amounts, together with interest and penalties (collectively, a "Loss" or "Losses"), asserted against, resulting to, imposed upon, or incurred by Buyer, directly or indirectly, by reason of, resulting from, or arising in connection with, any of the following:

          (a)     Breach.  Any  breach  of  any  representation,  warranty,  or
                  ------
agreement of the Shareholders and/or the Company contained in or made pursuant to this Agreement, including the agreements and other instruments contemplated hereby;

          (b)     Brokerage  or  Finder's  Fees.  Any  claim  by  any person for
                  -----------------------------
brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with the Company and/or the Shareholders in connection with this Agreement or any of the transactions contemplated hereby; and

          (c)     Incidental  Matters.  To  the  extent  not  covered  by  the
                  -------------------
foregoing, any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and Litigation and settlement amounts, together with interest and penalties, incident to the foregoing.

The remedies provided in this Section 5.2 will not be exclusive of or limit any other remedies that may be available to Buyer.

     5.3.     Indemnification by Buyer.  Buyer shall indemnify, defend, and hold
              ------------------------
harmless the Shareholders at, and at any time after, the Closing, from and against any and all Losses asserted against, resulting to, imposed upon, or incurred by the Shareholders, to the extent arising from any of the following:

          (a)     Breach.  Any  breach  of  any  representation,  warranty,  or
                  ------
agreement of Buyer contained in or made pursuant to this Agreement, including the agreements and other instruments contemplated hereby; and

          (b)     Incidental  Matters.  To  the  extent  not  covered  by  the
                  -------------------
foregoing, any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and Litigation, and settlement amounts, together with interest and penalties, incident to the foregoing.

The remedies provided in this Section 5.3 will not be exclusive of or limit any other remedies that may be available to the Shareholders.

     5.4.     Procedures;  Third  Party  Claims,  etc.
              ----------------------------------------

          (a) A person entitled to make a claim of indemnification hereunder shall be referred to as an "Indemnified Party." A person obligated for indemnification hereunder shall be referred to as an "Indemnifying Party." The Indemnifying Party shall be entitled to defend any claim, action, suit or proceeding made by any third party against an Indemnified Party; provided,
                                                                       --------
however,  that  the  Indemnified  Party shall be entitled to participate in such
-------
defense with counsel of its choice and at its own expense and, if (i) the Indemnifying Party is also a party to such claim, action, suit or proceeding and the Indemnified Party determines in good faith that joint representation would be inappropriate, (ii) the Indemnifying Party does not provide a competent and vigorous defense, or (iii) the Indemnifying Party agrees, then the Indemnified Party's participation shall be at the expense of the Indemnifying Party. The Indemnified Party shall provide such cooperation and access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to such matter; and the parties shall cooperate with each other in order to ensure the proper and adequate defense thereof. An Indemnified Party shall not settle any claim subject to indemnification hereunder without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

          (b) With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earliest to occur of: (i) the entry of a judgment against the Indemnified Party; (ii) the settlement of the claim; (iii) with respect to indemnities for tax liabilities, upon the issuance of any final resolution by a taxation authority; or (iv) with respect to claims before any administrative or regulatory authority, when the Loss is finally determined and not subject to further review or appeal; provided, however, that the Indemnifying Party shall
                            --------  -------
pay on the Indemnified Party's demand any cost or expense reasonably incurred by the Indemnified Party in defending or otherwise dealing with such claim, and provided, further, that nothing in this paragraph shall limit Buyer's rights
--------   -------
with respect to the Escrow Shares, as provided in Section 5.5 below and/or the Escrow Agreement.

          (c) To seek indemnification hereunder, an Indemnified Party shall notify the other party hereto of any claim for indemnification, specifying in reasonable detail the nature of the Loss and the amount or an estimate of the amount thereof. Neither the giving of such notice nor the failure to give such notice shall constitute an election of remedies or limit an Indemnified Party in any manner in the enforcement of any other remedies that may be available to it, including the right to proceed against an Indemnifying Party or give notice of a claim under the Escrow Agreement.

     5.5.     Notice  of  Claim  Under  Escrow  Agreement.  Upon  notice  to the
              -------------------------------------------
Shareholders specifying the basis for such action, Buyer may give notice of a claim under the Escrow Agreement. Neither the giving of such notice nor the failure to give such notice shall constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it, including Buyer's right to otherwise seek indemnification from the Shareholders or proceed against the Shareholders.

                                   ARTICLE 6.

                                  MISCELLANEOUS

     6.1.     Entire  Agreement.  This  Agreement,  and  the other certificates,
              -----------------
agreements, and other instruments to be executed and delivered by the parties in connection with the transactions contemplated hereby, constitute the sole understanding of the parties with respect to the subject matter hereof.

     6.2.     Parties  Bound  by  Agreement; Successors and Assigns.  The terms,
              -----------------------------------------------------
conditions, and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     6.3.     Amendments  and Waivers.  No modification, termination, extension,
              -----------------------
renewal or waiver of any provision of this Agreement shall be binding upon a party unless made in writing and signed by such party. A waiver on one occasion shall not be construed as a waiver of any right on any future occasion. No delay or omission by a party in exercising any of its rights hereunder shall operate as a waiver of such rights.

     6.4.     Severability.  If  for  any  reason  any term or provision of this
              ------------
Agreement is held to be invalid or unenforceable, all other valid terms and provisions hereof shall remain in full force and effect, and all of the terms and provisions of this Agreement shall be deemed to be severable in nature. If for any reason any term or provision containing a restriction set forth herein is held to cover an area or to be for a length of time which is unreasonable, or in any other way is construed to be too broad or to any extent invalid, such term or provision shall not be determined to be null, void and of no effect, but to the extent the same is or would be valid or enforceable under applicable law, any court of competent jurisdiction shall construe and interpret or reform this Agreement to provide for a restriction having the maximum enforceable area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under applicable law.

     6.5.     Attorney's  Fees.  Should  any party hereto retain counsel for the
              ----------------
purpose of enforcing, or preventing the breach of, any provision hereof including the institution of any action or proceeding, whether by arbitration, judicial or quasi-judicial action or otherwise, to enforce any provision hereof or for damages for any alleged breach of any provision hereof, or for a declaration of such party's rights or obligations hereunder, then, whether such matter is settled by negotiation, or by arbitration or judicial determination, the prevailing party shall be entitled to be reimbursed by the losing party for all costs and expenses incurred thereby, including reasonable attorneys' fees for the services rendered to such prevailing party.

     6.6.     Counterparts.  This  Agreement  may  be  executed  in  one or more
              ------------
counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

     6.7.     Headings.  The  headings  of  the  Sections and paragraphs of this
              --------
Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     6.8.     Expenses.  Except  as  specifically  provided  herein, each of the
              --------
Shareholders and Buyer shall pay all of his/her/its own costs and expenses incurred by him/her/it or on his/her/its behalf in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants, and counsel.

     6.9.     Notices.  All  notices,  requests,  demands,  claims,  and  other
              -------
communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given: when received, if personally delivered; when transmitted, if transmitted by telecopy, electronic or digital transmission method; five business days after such notice, request, demand claim or other communication is sent, if sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

          if  to  the  Shareholders  to:

          21900  Barton  Road  #110
          Grand  Terrace,  CA  92313

          Fax:  (909)  422-1998

          if  to  the  Company  to:

          21900  Barton  Road  #110
          Grand  Terrace,  CA  92313

          Fax:  (909)  422-1998

          if  to  the  Buyer  to:

          The  Cyber  Group  Network
          720  E.  Carnegie  Dr  Suite  200
          San  Bernardino,  CA  92408

          Fax:  (909)  890-5849


          with  a  copy  to:

          Thomas  C.  Cook  and  Associates
          4955  S.  Durango  Suite  214
          Las  Vegas  NV,  89113

          Fax:  (702)  952-8521

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     6.10.     Governing  Law.  This  Agreement shall be construed in accordance
               --------------
with and governed by the laws of the State of California without giving effect to the principles of choice of law thereof.

     6.11.     Arbitration.  Any dispute arising under or in connection with any
               -----------
matter related to this Agreement or any related agreement shall be resolved exclusively by arbitration. The arbitration shall be in conformity with and subject to the applicable rules and procedures of the American Arbitration
Association or, at the election of the demanding party, any other form of "alternative dispute resolution" procedure generally recognized in the State of California; e.g., a reference pursuant to California Code of Civil Procedure ("Code") Section 638 and/or reliance upon Section 1280 et. seq. of the Code.
                                                           --------
Any arbitration shall incorporate Section 1283.05 of the Code with respect to discovery matters. All parties agree to be (1) subject to the jurisdiction and venue of the arbitration in the County of Los Angeles, State of California, (2) bound by the decision of the arbitrator as the final decision with respect to the dispute and (3) subject to the jurisdiction of the Superior Court of the State of California for the purpose of confirmation and enforcement of any award.

     6.12.     Waiver  of  Certain  Damages.  Except  as prohibited by law, each
               ----------------------------
party hereby waives any right it may have to claim or recover any special, exemplary, punitive or consequential damages other than, or in addition to, actual damages in connection with any dispute arising under or in connection with any matter related to this Agreement or any related agreement.

     6.13.     References,  etc.
               -----------------

          (a) Whenever reference is made in this Agreement to any Article, Section, paragraph, Schedule or Exhibit, such reference shall be deemed to apply to the specified Article, Section or paragraph of this Agreement or the specified Schedule or Exhibit attached to this Agreement.

          (b) The word "including" when used herein is not intended to be exclusive and means "including, without limitation."

     6.14.     No Strict Construction.  The language used in this Agreement will
               -----------------------
be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.



                            [Signature page follows.]

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first indicated above.

                                           THE CYBER GROUP NETWORK CORPORATION



                                           By:
                                              ----------------------------------
                                              Name:  Gregory  D.  Evans
                                              Title:  CEO

                                           WMD  HOLDING  GROUP,  INC.



                                           By:
                                              ----------------------------------
                                           Name:  Michael  Donlon
                                           Title:  President/Owner

                                           SHAREHOLDERS:



                                           -------------------------------------
                                           Warren  E.  Scheibe



                                           -------------------------------------
                                           Michael  J.  Donlon



                                           -------------------------------------
                                           Francis  A.  Donlon



                                           -------------------------------------
                                           Jeffery  W.  Scheibe

                                  SCHEDULE 1.2

                                  SCHEDULE 1.2A

Regarding the fist half of the purchase price, the total dollar amount price guaranteed at one million two hundred and fifty thousand. The stock for this portion of the total purchase price is to be issued at a 30-day average trading price of .015. The issuance price may fluctuate due to the price guarantee. A registration statement must be filed within 15 day after the close of the acquisition. Thomas Cook and Associates will file the registration statement for a cost of $10,000.00. The cost of the filing will be split in half between both parties. The total amount of share to be registered will be 100,000,000 this leaving 20 million share to adjust for the price guarantee. This stock will be issued on monthly bases over a 12-month period. The These shares will be issued to the following shareholders of WMD Holdings Group;
Warren  E.  Scheibe;  21900  Barton  Road  #110  Grand  Terrace  CA  92324
Michael  J.  Donlon;  21900  Barton  Road  #110  Grand  Terrace  CA  92324
Francis  A.  Donlon;  21900  Barton  Road  #110  Grand  Terrace  CA  92324
Jeffery  W.  Scheibe;  21900  Barton  Road  #110  Grand  Terrace  CA  92324




                                  SCHEDULE 1.2B

The balance of the purchase price represented by 62,500,000 shares of common stock to be held in the Client Trust account of Thomas C. Cook and Associates in accordance with the Escrow Agreement. The stock will be issued to Thomas C. Cook Client Trust Account and will be held for a period of one year. During this period the Sellers will hold the proxy to vote the shares. If any litigation or wrongful acts not disclosed prior to the close of escrow arise, the cost of damages accrued will be deducted from the common stock held in escrow. After this one-year period the common stock will be divided among the shareholders of WMD Holdings Group. The shares will be divided among the following shareholders; Warren E. Scheibe; 21900 Barton Road #110 Grand Terrace CA 92324
Michael  J.  Donlon;  21900  Barton  Road  #110  Grand  Terrace  CA  92324
Francis  A.  Donlon;  21900  Barton  Road  #110  Grand  Terrace  CA  92324
Jeffery  W.  Scheibe;  21900  Barton  Road  #110  Grand  Terrace  CA  92324

                                  SCHEDULE 2.1
                         Organization:   Capitalization

Shareholders  and  Officers  List  of  WMD  Holdings  Group

           Name              Position       Shares Held            Address
   1  Michael Donlon   President & Director      600  21900 Barton Road #110 Grand Terrace CA 92324
   2  Warren Scheibe   Director & Investor       200  21900 Barton Road #110 Grand Terrace CA 92324
   3  Francis Donlon   Investor                  200  2l900 Barton Road #110 Grand Terrace CA 92324
   4  Jeffery Scheibe  Investor                  200  2l900 Barton Road #110 Grand Terrace CA 92324
                                             -------
                                                1000




                                  Schedule 2.9
                                  Real Property

                              TERRACE VILLAGE PLAZA
                             OFFICE LEASE AGREEMENT

     This Office Lease Agreement dated this 26th day of December 2000, is made by and between Robert Keeney and Renald Anelle (collectively "Lessor") and CREATIVE ADVERTISING & MARKETING, LLC (collectively "Lessee") with reference to the following:


ARTICLE  I  -  BASIC  LEASE  PROVISIONS

     1.1  Premises.  21900  Barton  Rd.  Grand  Terrace,  CA  92313

     L2  Building.  Suite  110,  Building  A

     1.3 Term. TWO YEARS commencing February 1, 2001, to January 31, 2003 (ending date) with Two - One Year options.

     1.4 Base Rent $2,100.00 per month, in advance, and may be subject to yearly increases based on the CPI.

     1.5 Security deposit of $600.00 received on 2/11/99. Balance of $1,500.00 shall be due on execution of this lessee. Rec'd 12/27/00

     References in Article 1, herein, are for convenience. Each Basic Lease Provision shall be construed to incorporate all of the terms and conditions provided hereinafter relating thereto. In the event of any conflict between any Basic lease Provision end the balance of this Agreement, the latter shall control.

ARTICLE  2  -  PREMISES,  PARKING  AND  COMMON  AREA

     2.1. Premises. The Premises, consisting of approximately 2500 square feet are a portion of the Building identified in Section 1.2, herein. The Premises, the Building, the Common Areas, as hereinafter defined, and the real property upon which the same are located, along with all other buildings and improvements thereon, are sometimes hereinafter collectively referred to as the 'Building Complex'. Subject to the terms and conditions hereinafter set forth, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, the Premises, including rights to Common Areas as hereinafter specified.

     2.2 Common Areas. The term 'Common Areas' is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Building Complex that are provided by Lessor for the general non-exclusive use of Lessor, Lessee, and of the other lessee of the Building

Complex and their respective employees, Suppliers, shippers, customers and invitees, Including without limitation, corridors, public restrooms, parking areas, loading and unloading areas, trash areas, roadways, sidewalks, driveways, landscaped areas and decorative walls.


ARTICLE  3-  TERM

     3,1 Term. The Initial Term and Commencement Date of this Agreement shall be specified In Section 1.3, herein.

     3.2 Notification of Termination of Occupancy shall be given In writing by Lessee to Lessor Sixty (60) days in advance of said date.

Ariticle  4  -  RENT

     4.1 Base Rent Subject to adjustment as provided in Section 4.2 herein, and except as may be otherwise expressly provided In this Agreement, Lessee shall pay to Lessor the Base Rent for the Premises as set forth in Section 1.4 herein. Base Rent shall be payable In lawful money of the United States to Lessor at the address stated herein or to Such other persons or at such other places as Lessor may designate upon Notice to Lessee. Checks shall be made out to KEENEY, KEENEY, & ANELLE or KK & A.

     4.2 Rent increase. The monthly Base Rent shall be adjusted by the Increase, if any, In the Consumer Price index of the Bureau of Labor and Statistics of the Department of Labor for- all Urban Consumers, (1982=100), All. Items, For the city nearest the location of the Building, herein referred to as CPI."

Adjustments to the monthly adjustment shall be multiplied by a fraction the numerator of which shall be the CPI for the calendar month during which the Initial Term commences The sum so calculated shall constitute the new monthly Base Rent hereunder until the next successive annual period subject to adjustment, but, in no event, shall any adjustment exceed five percent (5%) of the base rent for the month Immediately preceding the date of each Base Rent adjustment nor shall the Base Rent be decreased below $2100.00 per month In the event the compilation and/or publication of the CPI shall be transferred to any Other governmental department or shall be discontinued then the index most neatly the same as the CFI shall be used to make such calculations. In the event that Lessor and Lessee cannot agree on such alternative Index, then the matter shall be submitted fur decision to the American Arbitration Association in the County In which the Premises are located in accordance with the then rules of said association and the decision of the arbitrators Shall be binding upon the parties, notwithstanding one party falling to appear after Notice of the proceeding. The Lessor and Lessee shell pay the cost of said Arbitration equally.

ARTICLE  5  -  USE

     5.1 Lessor warrants to Lessee that the Premises, In the state existing on the Commencement Date, does not violate any covenant or restriction of record, or any applicable building code, regulation or ordinance then In effect. In the event It is determined that this war-runty has bean violated, then it shall be the obligation of Lessor. after receipt of Notice from Lessee setting forth with specificity the nature of the violation, to promptly, at Lessor sole cost, rectify such violation.

     5.2 Lessee shall comply with all applicable statutes and ordinances relating to the Premises and the occupation and use by Lessee of the Premises. Lessee shall conduct Its business in a lawful manner end shall net use or permit the use of the Premises or the Common Areas In any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Building Complex.

     5.3 Condition of Premises. Lessor shall deliver the Premises to Lessee In a clean condition on the Commencement Date and Lessor warrants to Lessee that the plumbing, electrical, lighting, air conditioning, and heating systems serving the Premises shall be In good operating condition, in the event it is determined that this warranty has been violated, It shall be the obligation of Lessor after receipt of Notice from Lessee setting forth with specificity the nature of the violation, to promptly, at Lessor sole cost, rectify such violation.


ARTICLE  6  -  MAINTENANCE,  REPAIRS,  ALTERATIONS,  AND  COMMON  AREA  SERVICES

     6.1 Lessor Obligations. Lessor shall keep the Building Complex, including without limitation, exterior walls, foundation, roof, and Common Areas, in good condition and repair. Lessor shall not be obligated to paint, repair or replace wall coverings, or to repair or replace any Improvements of Lessee which are a pert of the Premises, Lessor Shall pay for maintenance of air conditioning and heating equipment. Lessor agrees to the construction of the following Improvements:

               Removal and replacement of wails for the Equipment room and reception; New paint and carper throughout; install window coverings in kitchen and, Replace or paint all stained or broken ceiling tiles.

     6.2     Lessee  Obligations.

     (A) Notwithstanding Lessor obligation to keep the Premises in good condition and repair, Lessee shall be responsible for payment of the cost thereof to Lessor as additional rent fur that portion of the cost of any maintenance and repair of the Premises, or any equipment that serves only Lessee or the Premises, to the extent such cost 15 attributable to Lessee use and to causes beyond normal wear and tear.

     (B) On the last day of the Term hereof, or any Renewal Term, as hereinafter defined, Lessee Shall surrender the Premises to Lessor in the same condition as received, ordinary wear and tear excepted, clean and free of debris.
     6.3     Alterations  and  Additions.

     (A) Lessee shall not. without Lessor prior written consent make any permanent alteration or improvement the expiration of the Term or any Renewal Term, Lessor may require the removal of any or au of said alterations, improvements or additions, and the restoration of the Premises to Its prior condition, at Lessee expense.


ARTICLE  7-  INSURANCE

     7.1 Liability Insurance- Lessee. Lessee shall, at Lessee expense, obtain and keep in farce during the term of this Agreement, a policy of Comprehensive General Liability Insurance; which policy shall provide coverage in an amount of no less than $500,000 per occurrence and shall name Lessor as an additional Insured.

     7.2 Liability Insurance- Lessor, Lessor shall, at Lessor expense obtain and keep in force during the Term of this Agreement a policy of Combined Single Limit Bodily Injury and Broad Form Property Damage Insurance, insuring Lessor against liability arising out of the ownership, use occupancy or maintenance of the Building Complex in an amount not less than $500,000 00 per-occurrence.

     7.3 Property Insurance- Lessor. Lessor shall obtain and keep in force during the term of this Agreement a policy or policies of insurance covering loss or damage to the Building Complex improvements, but not Lessee personal property, fixtures, equipment or tenant Improvement,, In the amount of the full replacement cost thereof, as the same may exist from time to time, providing protection against all perils Included within the classification of fire, extended coverage, vandalism, malicious mischief, and such other perils as Lessor deems advisable or as may be required by a lender having a lien an the building Complex.

     7.4 waiver of Subrogation. Lessee and Lessor each hereby release and relieve the other, and waive their entire right of recovery against the other for direct or consequential loss or damage arising out of or incident to the perils Covered by property Insurance carried by such party, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors, and/or invitees. If necessary, all property Insurance policies required under this Agreement shall be endorsed to so provide.


ARTICLE  8  -  TAXES

     8.1 Real Property Taxes. Lessor shall pay the real property tax, as defined herein, applicable to the Building Complex. The term Real Property Tax" shall Include any form of real estate, tax Or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (or other than Inheritance, personal income or estate taxes) Imposed on the Building Complex or any portion thereof by any authority having the direct or Indirect power to tax.

     8.2 Personal Property Taxes. Lessee shell pay prior to delinquency all taxes assessed against any levied upon trade fixtures, furnishings, equipment and all ether personal property of Lessee contained on the Premises, If any or Lessee personal property shall be assessed with Lessor real property, Lessee shall pay to Lessor the taxes attributable to Lessee within ten (10) business days after receipt of a written statement setting forth the taxes applicable to Lessee personal property.


ARTICLE  9-  UTILITIES

Utilities Provided by Lessor. Lessor shall provide and pay for the following utilities and services at the Premises: gas, electrical, trash disposal, sewer water, janitorial and maintenance of common areas. Lessee shall limit Consumption whenever possible.


ARTICLE  10  -  ASSIGNMENT  AND  SUBLETTING

     10.1 Lessor Consent Required. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet or otherwise transfer or encumber all or any part of Lessee interest in the Premises, without Lessor prior written Consent which Consent Lessor shall not unreasonably withhold.

     10.2 Lessee Affiliate. Notwithstanding the provisions of Section 11.1 herein, Lessee may assign controls, is controlled by, or is under Common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to ally person or entity which acquired all the assets of Lessee as a going concern of the business that is being conducted on the Premises, all of which are referred to as "Lessee Affiliate" provided that before such assignment shall be effective, (A) Said assignee shall assume, in full, the obligation of Lessee under this Agreement and (8) Lessor shall be given Notice of such assignment and assumption.


ARTICLE  ii  'DEFAULT;  LATE  CHARGE

     (A) Default. If any installment of the total amount of ease Rent covenanted and agreed to be Paid shall be due and unpaid for a period of eight
(8) days after Notice from Lessor to Lessee of default in payment of such installment, or If default should be made in any of the other Covenants or agreements on the part of Lessee to be kept or performed hereunder, and such default continues for a period of' (30) days after Notice from Lessor to Lessor of the same, Lessor at any time after the expiration of three (3) business days after such Notice of Default in any rental installment or the expiration of thirty (30) days after such Notice In the case of any other default and without further demand or notice to Lessee, may declare this Agreement terminated and may reenter and take possession of tile Premises and remove all persons there from. If Lessee should abandon tip' Premises or any part thereof during the continuance of the Term or any Renewal Term, Lessor without notice and In their own names may relet the Premises or any portion thereof on such terms and for such rent as Lessor may deem reasonably expedient. and proper and such letting shall not operate as a waiver of any right against Lessee, which Lessor would otherwise have to hold Lessee responsible for rental and other provisions and agreements reserved herein, and ri case the Premises Or any part thereof shall be aforesaid, Lessor snail receive the rent therefore from the person or persons to whom the same shall be so relet and, after paying expenses ' such relleting and Collection, apply what remains of the amount received by Lessor on the account of the Base Rent due from the Lessee hereunder.

     (B) Late Charges. If any installment of Base Rent shall not be received by Lessor within eight (8) days after such amount shall be due, then without any requirement for Notice to Lessee, Lessee shall pay to Lessor a late charge equal to five percent (5%) of such overdue amount.


ARTICLE  12-  MISCELLANEOUS

     12.1 Incorporation of prior Agreements; Amendments. This Agreement contains cii agreements of the parties with respect to any matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. This Agreement may be modified in writing only, signed by the Interested parties at the time of the modification.

     12.2  Notices.  Any  notice  required  or  permitted to be given under this
Agreement Shall be in writing and delivered personally or by certified or by registered mall, postage prepaid. return receipt requested and addressed as follows, and shall be deemed to have been given upon the date or personal delivery or the date indicated upon the return receipt:
     If  to  Lessor:     12139  Mt.  Vernon  Avenue  Suite  200

                             Grand Terrace, CA 9231i

If  to  Lessee;  To  the  Premises

     12.3 Binding Effect. This Agreement shall be binding and Inure to the benefit of the parties, their respective Successor-S1 heirs, administrators and assigns.

     12.4 Attorney Fees. If either party brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, trial or appeal thereon, shall be entitled to reasonable attorney fees to be paid by the losing party as fixed by the Court in the same or a separate suit, and whether Or not Such action is pursued to decision or judgment.

     12.5 Signs. Lessee shall not place any sign upon the premises or the Building Complex without Lessor prior written consent and city planning approval.

     12.6 Quiet Possession. Upon Lessee paying the rent For the Premises and observing and performing all of have quiet possession of the Premises for the entire Term hereof and any renewal thereto. The Individuals executing this Agreement on behalf of Lessor represent and warrant to Lessee that they are Rally authorized and legally capable of executing this Agreement on behalf of LessOr end that such execution Is binding upon all parties holding an ownership Interest In the Building Complex.

     12.7 Multiple Parties. If more that on e person or entity is named as either Lessor or Lessee herein, the obligations of the Lessor or Lessee herein shall be the Joint and several responsibility of all persons or entities named herein as such Lessor or Lessee, respectively.


     IN WITNESS WHEREOF, the parties execute this Agreement as of the date indicated next to their respective signatures.



LESSOR



Dated:  December  27,  2000
                  --
                                           /S/  Candee  Keeney
                                           -------------------
                                           Candee  Keeney


LESSEE:  Creative  Advertising  Marketing,  LLC

               /S/  Michael  Donion
               --------------------
               Michael  Donion


               /S/  Warren  Scheibe
               --------------------
               Warren  Scheibe


Dated:  December  27,  2000
                  --

                                  SCHEDULE 2.10
                                TANGIBLE PROPERTY

                                            CAM INVENTORY

WORK
STATIONS

QTY                ITEM                        DESCRIPTION               SERIAL NUMBER
1       MONITOR                     MAO XJ700e                         MH6619001493        $   380.00
1       MONITOR                     KDS RADIUS FLAT SCREEN                                 $   650.00
1       MONITOR                     VI WSONIC E790B                    308002800740        $   46250,
1       MONITOR                     VIEWSONIC E7908                    308002800426        $   482.50
1       MONITOR                     SONY TRINITRON                     2103837             $  1132.00
1       MONITOR                     KDS VISUAL SENSATION               1292086126          $   360.00
1       MONITOR                     VISTA POINT                        8GMLCOOI 3204       $   360.00
1       MONITOR                     DAEWOO                             0013400510          $   360.00
1       MONITOR                     DAEWOO                             0013400237          $   360.00
1       MONITOR                                                        302025200           $   360.00
1       MONITOR                     22" VIEW SONIC                     OV00940461          $   450.00
1       MONITOR                                                        1182081831          $    36000
1       MONITOR                     KDS                                I 9838AA1 6004738   $   360.00
1       MONITOR                     KDS                                I 9A08AA37040095    $    36000
1       MONITOR                                                        446TA0325220        $   360.00
                                                                                           $ 6,757.00
11      TOWERS                      CPU PENTIUM III 800                N/A                 $12 500.00

1       MOUSE                       LOGITECH                           L2A91307634         $     2000
1       MOUSE                       A4 TECH                            N/A                 $    20.00
1       MOUSE                       CORDLESS LOGITECH                  LBZ03758657         $    43.00
1       MOUSE                       MS TRACKBALL                       0648692-00000       $    60.09
1       MOUSE                       TWIN DOLPHIN                       368                 $    20.00
1       MOUSE                       LOGITECH                           N/A                 $    20.00
1       MOUSE                       LOGITECH                           N/A                 $     2000
1       MOUSE                       MICROSOFT                          6345756             $    20.00
1       MOUSE                       TWIN DOLPHIN                       220                 $    20.00
1       MOUSE                       ARTIS                              NA                  $    20.00
1       MOUSE                       TWIN DOLPHIN                       227                 $     2000
1       MOUSE                       LOGITECH                           L8Z8466631 6        $     2000
1       MOUSE                       MICROSOFT                          52195-576-8745533   $    20.00
1       MOUSE                                                          83618 OEM           $    20.00
                                                                                           $   343.00
1       KEYBOARD                                                       9907049151          $    15.00
1       KEYBOARD                                                       11572831            $    15.00
1       KEYBOARD                    KEYTRONIC                          J004300879          $    26.00
1       KEYBOARD                                                       99245877            $    15.00
1       KEYBOARD                                                       0906009690          $    15.00
1       KEYBOARD                                                       991930335           $    15.00
1       KEY8OARD                                                       99187348            $    15.00
1       KEYBOARD                                                       29971               $    15.00
1       KEYBOARD                                                       9007068335          $    15.00
1       KEYBOARD                                                       816862              $    15.00
1       KEYBOARD                    MICROLAB MODEL K806                                    $    16.00
1       KEYBOARD                    HEWLETT PACKARD                    US40207040          $    15.00
1       KEYBOARD                                                       9905047933          $    15.00
                                                                                           $   205.00
3       SPEAKERS                    POLAR BEAR MULTI MEDIA 3 SPKR SET                      $   135.00
1       SPEAKERS                    ROLAND MICROMONITOR2SPKRSET        8017717             $   180.00
1       SPEAKERS                    ADVENT/SUBWOOFER/ AMP 2 SPKR SET   2299910559          $    90.00
3       SPEAKERS                    STANDARD COMFWTER SPEAKERS 2       N/A                 $    90.00
1       SPEAKERS                    MICROLAB SUBWOOFER 3 SPKR SET      C3195295            $    45.00
1       SPEAKERS                    MICROLABSUBWOOFERSSPKRSET          3195745             $    45.00




1       SPEAKERS                    PRO 288 3 SPKR SET                 N/A                 $    30.00
                                                                                           $   615.00
1       PHONE                       PANASONIC KX-T7020                 0JC1E393911         $   140.00
1       PHONE                       PANASONIC KX-T7020                 4H1D029174          $   140.00
1       PHONE                       PANASONIC KX-T7020                 0JC1E393832         $   140.00
1       PHONE                       PANASONIC KX-T7020                 01AIE389933         $   140.00
1       PHONE                       PANASONIC KX-T7020                 OEAIE38I 076        $   140.00
1       PHONE                       PANASONIC KX-T7020                 0HAIE388520         $   140.00
1       PHONE                       PANASONIC KX-T7020                 OJC1E393831         $   140.00
1       PHONE                       PANASONIC KX-T7020                 O1AIE389935         $   140.00
1       PHONE                       PANASONIC KX-T7020                 OEA1E381066         $   140.00
1       PHONE                       PANASONIC KX-T7020                 O1A1E389934         $   140.00
1       PHONE                       PANASONIC KX-T7020                 OJCIE393834         $   140.00
1       PHONE                       PANASONIC KX-T7020                 OJC1E393910         $   140.00
1       PHONE                       PANASONIC KX-T7020                 OE0IF147536         $   140.00
1                                   PANASONIC SWITCHBOARD              9KB1B005355         $   186.00
                                                                                           $ 2,005.00
1       PRINTER                     OKIDATA MICROLINE 320 TURBO        002B2645708         $   300.00
1       PRINTER                     EPSON STYLUS COLOR 777 IN BOX      C383001             $   100.00
1       PRINTER                     EPSON FX 880                       ALLYI 27586         $   250.00
1       PRINTER                     HP LAZER JET 5000                  USBI 010009         $   800.00
1       PRINTER                     EPSON STYLUS PHOTO 1270            B8UK033846          $   400.00
1       PRINTER                     EPSON STYLUS PHOTO EX              ASD0058637          $   400.00
1       PRINTER                     SONY DIGITAL PHOTO PRINTER         103638              $   300.00
1                                                                                          $ 2,350.00
1       FACSIMILE                   BROTHER MFC 4350 FAX MACHINE       U56360E89892484     $   200.00
1       SCANNER                     EPSON PERFECTION 636 U SCANNER     BDGX043696          $   200.00
1       COPIER                      CANON PC 785 COPIER                ZT 01978            $   700.00
                                                                                           $ 1,100,00
1       PRINTER                     VERIFONE 250 RECEIPT PRINTER                           $   135.00
1       CC MACH.                    VERIFONE TRANZ 330 CREDIT CARD                         $   135.00
1       BATTERY                     NP-lB 12V BATTERY PACK             2298483             $    59.99
2       RECEIVER                    WIRELESS VIDEO RECEIVERS                               $   265.00
1       SERVER                      ETHER FAST 3-PORT PRINT SERVER     891164004279        $   150.00
1       CHARGER                     JL-2 PLUS QUICK CHARGER            SNT-20877           $    68.97
1       SWITCH                      KMS PORT SWITCH                                        $    59.99
1       ZIP                         ZIP DRIVE                                              $    75.00
1       LABEL .                     BROTHER LABEL MAKER                MOJ577206           $    40.00
15      STRIPS                      SURGE PROTECTOR POWER STRIPS                           $    l49.2
1       POWER                       POWER CENTER                                           $    74.00
1       CALCULATOR                  SHARP EL-11970 ADDING MACHINE      38085265            $    75.00
1                                                                                          $ 1,275.20
15      TRASH                       MEDIUM SIZE TRASH CANS                                 $    75.00
4       TRASH                       TALL TRASH CANS                                        $    60.00
10      STAPLER                     STANDARD STAPLERS                                      $    55.00
8       TAPE                        SCOTCH TAPE DISPENSERS                                 $    20.00
10      SCISSORS                    SCISSORS                                               $    45.00
4       VARIOUS DESKTOP PROTECTORS                                                         $   200.00
3       FILES                       DESKTOP HORIZONTAL FILE SETS                           $    25,00
3       FILES                       WALL MOUNTED VERTICAL FILES                            $    15.00
                                                                                           $   515.00

AUDIO
STUOIO

1       MIC                         AKG C2000B MICROPHONE                                  $  21 5.00
1       MIC                         OKTAVA MK3I9 MICROPHONE            1239                $   215.00
1       MIC                         MARSHALL MXL200I MICROPHONE                            $   215.00
1       MIC                         2X SURE 8M57 MICROPHONE                                $    21500
1       MIC                         2XAUDIX D2                                             $   172.00
1       MIC                         IAUDIX Dl                                              $  241 .00

QTY  ITEM      DESCRIPTION                           SERIAL NUMBER
1    MIC       AUDIX D4                                                $   241.00
1    MIC       2X AUDIX ADX-51                                         $   241.00
1    MIC       ROLAND MA88K                                            $    74.42
1    MIXER     RAMSA DA7 DIGITAL MIXER               9870045           $ 3,977.50
2    CARD      RAMSA DA7 IN/OUT CARD                                   $   515.99
1    STAND     MIXER STAND                                             $   107.50
1    PRE-AMP   PRESONUS M80 (8 CHANNELS)                               $ 1,966.00
1    CONTROL   CM AUTOMATION MOTORMIX SURFACE        E14677            $   970.00
1    KEYBOARD  ROLAND XV88                           Z024717           $ 2,079.99
1              SRX PIANO EXPANSION CARD                                $   32,500
1              SRX DRUM EXPANSION CARD                                 $   325.00
1    AMP       LINE 6 PODPRO GUITAR AMP              PDP 1A5045003241  $   591.25
1    AMP       LINE 6 POD-PRO GUITAR AMP             PDP 1A5045003166  $   591.25
1    AMP       LINE 6 BASS-POD-PRO AMP               BPP 1A5046000636  $   591.25
1              EMAGIC UNITOR 8 MKII MIDI INTERFACE                     $   483.75
1              TASCAM CD-RW700                       101224            $   591.25
1              TASCAM 2O2MKII TAPEDECK               370271            $   418.00
1    SPEAKER   MACKIE HR824 SPEAKER                  (21) AG56206      $   349.40
1    SPEAKER   MACKIE HR824 SPEAKER                  (21) AG56220      $   349.40
1    HDPHONES  SENNHEISER EH 2200 HDPH                                 $    65.00
6    HDPHONES  AKG K240M HEADPHONES                                    $   430.00
2    AMP       ROLLS HEADPHONE AMPS                                    $   300.99
4              NEUTRICK 48 POINT PATCHBAYS                             $   239.96
18             SPACES OF RACKFILLERS                                   $    44.40
1    STAND     EXTREME 400 KEYBOARD STAND                              $    43.00
1    STAND     ULTIMATE KEYBOARD STAND                                 $    45.00
1    STAND     OUIK LOK KEYBOARD STAND                                 $   102.22
1    STAND     MUSIC STAND                                             $    32.25
2    STAND     GUITAR STANDS                                           $    29.96
4    STAND     BOOM MIC STANDS                                         $    85.95
2    STAND     KICK MIC STANDS                                         $    45.00
2    STAND     STRAIGHT MIC STANDS                                     $    50.00
3    STAND     TRI-POD MIC STANDS                                      $    64.50
1    STAND     DESK BOOM STAND                                         $    13.00
1              FATAR CMK49 CONTROL-KEYBOARD          9415046           $    85.00
1    LAMP      WALL MOUNTED ROUND LAMP                                 $    55.00
4    HANGER    PATCH CABLE HANGERS (BLUE)                              $    10.00
1    RACK      4 SPACE STUDIO RACK                                     $    65.00
2    RACK      14 SPACE RACKS                                          $   161.25
1              PLASTIC ORGANIZER                                       $    22.00
3    FILTER    POP FILTERS                                             $    48.40
37             FLAT PIECES AURALEX ACOUSTIC FOAM                       $   669.25
7              AURALEX FOAMTEK ADHESIVE                                $   108.50
13   TRAPS     AURALEX BASS TRAPS                                      $   235.10
3              CUSTOM-MADE MOVEABLE BAFFLES                            $   450.00
3              POWER CORD EXTENSIONS                                   $    22.11
3              BEHRINGER ULTRA DI BOXES                                $   209.97
1    FOLDER    CD FOLDER FOR 200 CD                                    $    29.98
1    ROUTER    NETWORK ROUTER                                          $   200.00
3              NUENDO AUDIO INTRF                                      $ 5,159.97
1    CARD      AUDIOPHILE REC CARD                                     $   161.25
                                                                       $25,332.98
1              CUSTOM BUILT COMPUTER CONAINING                         $ 2 500.00
               PENTIUM III 800MHZ W/SCUZZY DRIVES                      INCLUDED




          3 CABLE         LIVEWIRE 10' PATCH CABLE                       $30.00
        2 CABLE      LIVEW1RE 20' PATCH CABLE                          $    25.00
           11 CABLE  LIVE WI RE 20' PATCH CABLE                        $   142.89
        I CABLE      LIVEWIRE 5FT MIC CABLE                            $    11.00
            2 CABLE  MONSTER IM PATCH CABLE                            $    35.90
            5 CABLE  MONSTER 4M PATCH CABLE                            $   170.75
           13 CABLE  B.L.U.E. MIC CABLES                               $   489.87
           30 CABLE  V PATCH CABLES                                    $   850.00
           16 CABLE                      2' PATCH CABLES               $  5j 5.83
            3 CABLE  STEREO HEADPHONE EXTENSION CABLE                  $ ~:I 5.00
            1 CABLE  MONSTER AESIEBIJ CABLE                            $    30.00
           46 CABLE  MONSTER XLR-1/4" BALANCED CABLES                  $   850.00
           12 CABLE  PROCO XLR-1 (4" BALANCED CABLES                   $   203.88
            8 CABLE  MONSTER 1(4" = 1(4" BALANCED CABLES               $   135.60
            8 CABLE  HOSA LIGHTPIPE CABLES                             $    79.46
            4 CABLE  S/PDIF CABLES                                     $   171.96
           12 CABLE  MIDI CABLES 6" - 10                               $   150.00
            3 CABLE  MONSTER 12 FT INSTRUMENT CABLES                   $    53.85
            4 CABLE  MONSTER 21 FT INSTRUMENT CABLES                   $    91.00
           12 CABLE  HOSA STEREO CABLES                                $   107.88
            1 AUDIO  NUENDO PACKAGE GUITAR CTR CHK#6458   $     65.OO
                                                                       $23,814.87
Video      5 LIGHTS  PORTABLE WORK LIGHTS                              $   268.75
Studio  I STAND      PORTABLE WORK LIGHT STAND                         $    45.00
           1 TRIPOD                     316 VIDEO TRIPOD               $   775.00
        I RECORDER   SONY DVCAM VIDEO RECORDER                 100418  $ 4,920.00
          1 BATTERY  JVC BATTERY                                       $   172.00
        I BOARD      SONY SDI INTERFACE I/O BOARD         SON-
        I VCR        IJVC VHS VIDEO CASSE1TE RECORDER        165E0335  $   390.23
        I CONVERTER  IFAST SILVER CONVERTER                            INCLUDED
        I POWER      IFURMAN RP-8D POWER CONDITIONER      R0010574     $   130.00
        I CAMERA     JVC DV CAMCORDER                        12556245  $   4,77L-
             1 LENS  FUJINON ZOOM LENS                                 $  1025.00
        I CAMERA     DIGITAL CAMERA                                    $   700.00
           1 CAMERA  DIGITAL CAMERA                                    $   300.00
        I__ I CPU    FAST SILVER TOWER                     00021-016-



            I TV         BROKSONIC TV/VCR                   05541011 7675A  $   161.24
                                                                            $38 6~9.47
FUNRNITURE  1 DESK       WORKSTATION WITH LEFT RETURN                       $   377.00
            1 DESK       MAHOGANY EXECUTIVE                                 $ 1 ,37500
            1 DESK       OAK EXECUTIVE                                      $   550.0O
            1 DESK       OAK WITH RIGHT RETURN                              $   550.00
            2 DESK       L SHAPED WORKSTATIONS                              $   450.00
            2 DESK       MAHOGANY FINISH 4 DRAWER                           $   350.00
            2 DESK       METAL 2-DRAWER                                     $   150.00
            1 DESK       OAK NO DRAWER                                      $   100.00
            1 DESK       OAK WITH LEFT RETURN                               $   550.00
            1 DESK       WORKSTATION W/ RACKS, 2 BRIDGES                    $ 4 130.68
                                                                            $ $,862.B8
            7 CHAIR      BLACK LEATHER EXECUTIVE                            $ 1,135.00
            3 CHAIR      RED LEATHER EXECUTIVE                              $   605.00
            2 CHAIR      HIGH BACK EXECUTIVE                                $   195.00
            3 CHAIR      OFFICE SWIVEL BLACK                                $   165.00
            7 CHAIR      DIRECTOR-STYLE BLACK                               $   189.00
            4 CHAIR      META/CUSHION STACKABLE                             $    85.00
            4 CHAIR      WOOD/CUSHION LOUNGE                                      5.00
            5 CHAIR      WOOD SWIVEL ROLLER                                 $    85.00
            2 CHAIR      METAL/SWIVELROLLER DESK                            $    55.00
                                                                            $ 2,599.00
            1 CREDENZA   MAHOGANY CEDENZA                                   $ 1,375.00
            1 BOOKCASE   MAHOGANY HORIZONTAL BOOKCASE                       $ 1,375.00
            I BOOKCASE   MAHOGANY LATERAL W/ GLASS DOORS                    $ 1,375.00
            2 BOOKCASE   OAK GLASS DOORS                                    $   325.00
            1 BOOKSHELF  OAK                                                $   150.00
            1 BOOKSHELF  BLACK                                              $   100.00
            1 TABLE      6' ROUND GLASS                                           0.00
            1 TABLE      4' ROUND KITCHEN                                   $    35.00
            1 TABLE      OVAL END TABLE                                     $    65.00
            1 TABLE      GLASS END TABLE                                    $  11 5.00
            1 MAT        OAK FLOOR MAT                                      $     9900
            1 CABINET    OAK 4 DRAWER FILE CABINET                              200.00
            4 CABINET    3-DRAWER HORIZONTAL FILE CABINETS                  $   425.00
            1 SHELF      PLASTIC STORAGE SHELF                              $    55.00
            2 SAFE       SENTRY VI 20 SAFE                                  included
                                                                            $ 5,754.00
DECOR       18 POSTER    FRAMED MOTIVATIONAL POSTERS                        $   303.70
            1 PICTURE    WOOD FRAMED/MATTED MOTIVATIONAL                    $   285.00
            2 TREES      FAKE TREES                                         $   120.00
            2 LAMPS      FLOOR LAMPS                                        $    55.00
            2 BOARDS     3'X4' DRY ERASE BOARDS                             $    65.00
            1 BOARD      PORTABLE DRY ERASE BOARD                           $    50.00
                                                                            $    78.70
SOFTWARE    2 DISC       QUICKBOOKS 2001 + MANUAL                           $   386.14
            1 DISC       SOUND CLIPS                                        $    99.00
            1 DISC       ADOBE PAGEMAKER 6.5 + MANUAL                       $   215.00
            1 DISC       OUTLOOK 98                                         $    99.00
            1 DISC       SYMANTEC SUITCASE 3.0                              $    99.00
            1 DISC       ADOBE ACROBAT 4.O+ MANUAL                          $   215.00
            1 DISC       COREL DRAW 8 - MANUAL                              $   215.00
            2 DISC       QUARK XPRESS + MANUAL                              $   215.00
            1 DISC       ADOBE ILLUSTRATOR 8.0 + MANUAL                     $   215.00
            1 DISC       ADOBE PHOTOSHOP 5.0 + MANUAL                       $   215.00
            1 DISC       MACROMEDIA FIREWORKS 2 4 MANUAL                    $   215.00
            1 DISC       MACROMEDIA DREAMWEAVER 2                           $   218.00

                1  DISC                   MACROMEDIA FLASH 4 + MANUAL                                      $  215.00
                1  DISC                   MICROSOFT FRONT PAGE + MANUAL                                    $   99.00
                1  DISC                   CLICK ART FONTS                                                  $   99.00
                1  DISC                   POWERPOINT 2000 + MANUAL                                         $   99.00
                                                                                                           $2,915.14
APPLIANCES      1  FRIDGE                 SANYO SMALL REFRIGERATOR                                         $  200.00
                1  MAKER                  MR. COFFEE MAKER 10 CUP                                          $   50.00
                1  MAKER                  BUNN  COFFEE MAKER               UPR0217491                      $  250.00
                1  MICROWAVE              MAGIC CHEF MICROWAVE             1007990                         $   75.00
                                                                                                           $  575.00
SUPPLIES        2  PAPER                  REAMS BRILLIANT WHITE PAPER                                      $   12.00
               12  PAPER                  REAMS COPY PAPER                                                 $   65.00
                1  PAPER                  REAM 8 1/2X14 PAPER                                              $   10.00
                1  PAPER                  REAM 11X17 PAPER                                                 $    7.50
               60  ENVELOPE               10X13 ENVELOPES                                                  $   10.00
              150  ENVELOPE               12X15 112 ENVELOPES                                              $   25.00
              450  ENVELOPE               PLAIN LETTER ENVELOPES                                           $   10.00
             4500  ENVELOPE               9X12 MANILA ENVELOPES                                            $  100.00
              450  ENVELOPE               CAM LETTER ENVELOPES                                             $   20.00
              500  ENVELOPE               CHECK ENVELOPES                                                  $   66.00
              750  FORM                   CONTINUOUS FEED CHECKS
              250  FORM                   CONTINUOUS FEED STATEMENTS                                       $   60.00
              126  FOLDER                 MANILA FILE FOLDERS                                              $   15.00
             1900  LABELS                 SHEETS BLANK MAILING LABELS                                      $  200.00
                                                                                                           $  749.50
            10000  POSTCARD               CAM STUDIOS POSTCARD MAILERS                                     $  350.00
             4500  MAILERS                CAM 81/2 XII MAILERS                                             $2,150.00
                                                                                                           $2,500.00
              100  CD                     WRITEABLE CDS                                                    $   44.00
               50  CASES                  BLACK CD CASES                                                   $   10.00
               50  CASES                  WHITE CD CASES                                                   $   10.00
               25  CASES                  JEWEL CASES                                                      $    4.50
                                                                                                           $   68.50
                2  POTS                   COFFEE POTS                                                      $    6.50
                1  CLEAN                  DUSTPAN                                                          $    5.00
                1  CLEAN                  DIRT DEVIL VACUUM                                                $   50.00
                1  CLEAN                  MOP                                                              $   14.99
                1  CLEAN                  BROOM                                                            $    9.99
                5  CLEAN                  BOTTLES VARIOUS CLEANING AGENTS                                  $   20.00
              600  CUPS                   STYROFOAM COFFEE CUPS                                            $   25.00
                1  BULBS                  3PAK MR 18 HALOGEN BULBS                                         $   15.00
                1                         DATA SWITCH                                                      $   99.99
                2  PUNCH                  2-HOLE PUNCH                                                     $   35.00
                1  PUNCH                  1- HOLE PUNCH                                                    $    5.00
                1  PUNCH                  3-HOLE PUNCH                                                     $   20.09
                1  PUNCH                  IBICO SPIRAL PUNCH               LD18267                         $   50.00
                2  STANDS                 COMPUTER SWIVELS                                                 $   20 00
               50  TIES                   CABLE TIES                                                       $   10.00
                6  PENS                   BOXES VARIOUS INK PENS                                           $    2500
                3  PENS                   FILTERS                                                          $    5.00
             1300  CLIPS                  JUMBO PAPERCLIPS                                                 $   15.00
                1  CALCULATOR             CASIO MS-8OTE CALCULATOR                                         $    7.95
                1  SCREWS                 BOX OF SCREWS                                                    $    5.00
                2  TAPE                   ROLLS SCOTCH TAPE                                                $    9.00
               12  PADS                   POST-IT PADS                                                     $    8.50
                1  GLUE                   BOTTLE ELMER'S GLUE                                              $    2.60
                1  GE ANSWERING MACHINE                                                                    $   25.00
                1  CASE                   SOFT LEATHER BRIEFCASE                                           $  115.00

              1  CASE   BRIEFCASE CC MACHINE         $     50.00
              2  CASE   18"X24" PORTFOLIO CASES      $     90.00
              1  CASE   LEATHER PORTFOLIO CASE       $     99.99
              1  DOLLY  DOLLY                        $     60.00
                                                     $    904.41
IMPROVEMENTS  1  SHELF  BUILT-IN BOOK SHELF          $ 1 .275.00
              1  DESK   RECEPTION COUNTER AND DESK   $  2,525.00
                 LOGO   DOOR/WALL LOGO               $    475.00
              1         ETHERNET LINK                $    171.97
                 PHONE  PHONE SYSTEM                 $  4,100.00
              1  DSL    DSL INSTALLATION             $    650.00
              1  FRAME  DOOR FRAME                   $    260.00
                        SOUND BOOTH                  $  9,650.00
                                                     $ 19,096.97
                        GRAND TOTAL                  $160,136.42

                                  SCHEDULE 2.11
                               ACCOUNTS RECEIVABLE

                         Creative Advertising Marketing
                                A/R Aging Summary
                               As of June 30, 2001


                                Current    1-30   31-60  61-90   >90     TOTAL
                               ---------  ------  -----  ------  ----  ---------
  B&G Auto Sales                  175.00    0.00   0.00    0.00  0.00     175.00
  California. Auto Specialist   3,951.00    0.00   0.00    0.00  0.00   3,951.00
  Carriage Used Cars            1,060.00    0.00   0.00    0.00  0.00   1,060.00
  Cyber Group Network          10,778.00    0.00   0.00    0.00  0.00  10,778.00
  Don's Auto Center            15,414.00    0.00   0.00    0.00  0.00  15,414.00
  Executive Image Auto Group      945.00    0.00   0.00    0.00  0.00     945.00
  Maple Ridge                   2,000.00    0.00   0.00    0.00  0.00   2,000.00
  Oliden and Associates             0.00    0.00   0.00  421.20  0.00       0.00
  Racetown Motors               2,752.00    0.00   0.00    0.00  0.00   2,762.00
  S. B. Mitsubishi              3,510.00    0.00   0.00    0.00  0.00   3,510.00
  Strategic                         0.00    0.00   0.00  150.65  0.00       0.00
  Tsika Ministries                  0.00  325.00   0.00    0.00  0.00       0.00
  Valley Auto Center           22,164.00    0.00   0.00    0.00  0.00  22,164.00
                               ---------  ------  -----  ------  ----  ---------
TOTAL                          62,749.00  325.00   0.00  572.05  0.00  63,646.05
                               =========  ======  =====  ======  ====  =========